Exhibit 99

Media Contact:

Marc Baumann

Chief Financial Officer and President of Urban Operations

(312) 274-2199

mbaumann@spplus.com

FOR IMMEDIATE RELEASE

Standard Parking Corporation Postpones Quarterly Earnings Release Due to Review of Accounting Treatment of Single Airport Parking Garage Contract

Technical Accounting Review Not Expected to Impact Operations;

Related to Surface Parking and 3,500 Space Facility at Bradley International Airport in CT

CHICAGO, November 6, 2013 — Standard Parking Corporation (Nasdaq: STAN), a leading national provider of parking management, ground transportation and other ancillary services, today announced that it is delaying the release of its financial results for the three months ended September 30, 2013 pending completion of a technical accounting review of a contract with one client.  The Company’s release of earnings for the quarter ended September 30, 2013, and related conference call scheduled for November 7, 2013, will be postponed until the Company concludes this review.

On November 5, 2013, the Company’s independent registered public accounting firm, Ernst & Young LLP, advised the Audit Committee of the Company’s Board of Directors that it is evaluating the accounting treatment of Standard Parking’s agreement with the State of Connecticut, under which the Company operates the surface parking and 3,500 garage parking spaces at Bradley International Airport located in the Harford, Connecticut metropolitan area (the “Bradley Agreement”).

At the inception of the Bradley Agreement in March 2000, the Company determined, after consultation with and concurrence by Ernst & Young LLP, that the Bradley Agreement should be accounted for as a management agreement and that deficiency payments under the agreement should be accounted for as a receivable on the Company’s consolidated balance sheet.  Based in part on its ongoing consultation with, and concurrence by, Ernst & Young LLP throughout the entire contract period to-date, Standard Parking believed its accounting treatment for the Bradley Agreement was proper, and has consistently maintained such treatment over the past 13 years.  In addition to the Company’s quarterly reviews and year-end audits, the Bradley Agreement and related accounting also were audited separately by Ernst & Young LLP for the State of Connecticut over a substantial portion of this 13-year period.

Ernst & Young LLP has now advised the Company that it is reviewing the accounting for the Bradley Agreement, and it is considering whether it should be accounted for as a management agreement or in a manner similar to a capital lease.  In addition, Ernst & Young LLP is considering whether cumulative deficiency payments under the Bradley Agreement should be accounted for as a receivable on the Company’s balance sheet. In light of Ernst & Young LLP’s review, Standard Parking’s management and the Audit Committee are re-evaluating the Company’s accounting for the Bradley Agreement.

Marc Baumann, Executive Vice President, Chief Financial Officer and President of Urban Operations, stated, “While we are disappointed that we need to delay our third quarter earnings release and call, this delay has nothing to do with the underlying performance of our core business in the quarter and the review is not currently expected to materially impact our operations. Management and our Audit Committee are working with our auditors to resolve the situation swiftly and look forward to reporting our third quarter 2013 results as soon as possible.”

If it is determined that the Company’s technical accounting for the Bradley Agreement is erroneous, the Company may be required to restate certain of its historical financial statements.  Although the Company does not currently believe that this situation will have a material impact on its core business, management is still in the process of evaluating the potential implications of a restatement, if and to the extent one is necessary.

As previously disclosed, cumulative deficiency payments under the Bradley Agreement, net of reimbursements, have been recorded as a receivable by the Company.  Depending on the outcome of the ongoing accounting review, the Company may be required to eliminate the receivable, which was approximately $15 million as of June 30, 2013, and there could be additional accounting changes depending on the proper characterization of the Bradley Agreement.

Standard Parking does not believe the ongoing review of the Bradley Agreement, even if it results in a restatement of the Company’s historical financial statements, will affect the economic terms or substance of the Bradley Agreement, nor is it expected to have any impact on the Company’s total cash receipts or payments over the term of the Bradley Agreement as previously disclosed by the Company. In addition, given the complex and unique nature of the Bradley Agreement and related accounting, the Company does not believe the possible change applies to any of its other contracts.

As it has only very recently learned of this potential issue, it is possible that the Company may not be able to timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2013. The Company will file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, and amendments, if any are determined to be required, to prior quarterly and annual filings as soon as practicable.

For further information, see the Company’s Current Report on Form 8-K, dated November 6, 2013, filed concurrently with the issuance of this release.

About Standard Parking

Standard Parking is a leading national provider of parking facility management, ground transportation and other ancillary services. The Company has approximately 23,000 employees and manages approximately 4,400 facilities with more than 2.1 million parking spaces in hundreds of cities across North America. The operations include parking-related and shuttle bus operations serving 75 airports. USA Parking System, a Company subsidiary, is one of the premier valet operators in the nation, with more four and five diamond luxury properties, including hotels and resorts, than any other valet competitor.

More information about Standard Parking is available at www.standardparking.com. You should not construe the information on that website to be a part of this release. Standard Parking’s annual reports filed on Form 10-K, its quarterly reports on Form 10- Q and its current reports on Form 8-K are available on the Internet at www.sec.gov and can also be accessed through the Investor Relations section of the Company’s website.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding expectations, beliefs, plans, intentions and strategies of the Company. The Company has tried to identify these statements by using words such as “anticipate,” “believe,” “could,” “should,” “estimate,” “expect,” “intend,” “may,” “will,” and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. These forward-looking statements are made based on management’s expectations and beliefs concerning future events affecting the Company and are subject to uncertainties and factors relating to operations and the business environment, all of which are difficult to predict and many of which are beyond management’s control. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: costs, risks and uncertainties associated with the Company’s ongoing accounting review of the Bradley Agreement, including the possibility that the Company may be required to restate certain of its historical financial statements; the impact of any required restatement of the Company’s historical financial statements; any impact of any required restatement under the Company’s credit agreements and other contractual obligations; the impact of any required restatement on management’s evaluation of the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures; the Company’s ability to integrate Central Parking into the business of the Company successfully and the amount of time and expense spent and incurred in connection with the integration; the risk that the economic benefits, cost savings and other synergies that the Company anticipates as a result of the Central Parking merger are not fully realized or take longer to realize than expected; the Company’s substantially increased indebtedness incurred in connection with the Central Parking merger, which may reduce available cash flow, increase vulnerability to adverse economic conditions, and limit flexibility in planning for, or reacting to, changes in or challenges related to the Company’s business; unanticipated Central Parking merger and integration expenses; the loss of customers, clients or strategic alliances as a result of the Central Parking merger; the impact of the divestitures of management contracts and leases required by the agreement entered into by the Company with the Department of Justice in connection with the Central Parking merger; other losses, or renewals on less favorable terms, of management contracts and leases; adverse litigation judgments or settlements; adverse economic impact to the Company in areas damaged by Hurricane Sandy; changes in general economic and business conditions or demographic trends; the effect on the Company’s strategy and operations due to changes to the Board of Directors that occurred upon the completion of the merger; the impact of public and private regulations; financial difficulties or bankruptcy of major clients; intense competition; insurance losses that are worse than expected or adverse events not covered by insurance; labor disputes; extraordinary events affecting parking at facilities that the Company manages, including emergency safety measures, military or terrorist attacks, cyber terrorism and natural disasters; the risk that state and municipal government clients sell or enter into long-term leases of parking-related assets to competitors or clients of our competitors; uncertainty in the credit markets; availability, terms and deployment of capital; the Company’s ability to obtain performance bonds on acceptable terms; and the impact of Federal health care reform.

For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the Securities and Exchange Commission, including the disclosures under “Risk Factors” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.